UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2017

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Item 8.01. Other Events.

As previously disclosed, on May 29, 2016, Westar Energy, Inc. (“Westar Energy”), Great Plains Energy Incorporated (“Great Plains Energy”) and a subsidiary of Great Plains Energy entered into an Agreement and Plan of Merger.

On June 28, 2016, Westar Energy and Great Plains Energy filed a joint application with the Kansas Corporation Commission (“KCC”) requesting approval of the merger. On April 19, 2017, the KCC rejected the merger application. Westar Energy is evaluating the written order.

The written order can be accessed on the KCC’s website. To access the order, visit http://www.kcc.state.ks.us, click “Docket Filings” on the left side of the webpage, search for docket 16-KCPE-593-ACQ, click on the docket that is retrieved from the search results, click on the “Documents” tab and find the most recently-added document. The information contained on the KCC’s website is not part of, or incorporated by reference into, this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date: April 20, 2017	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary